UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 31, 2021

Premier, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36092	35-2477140
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13034 Ballantyne Corporate Place

Charlotte, NC 28277

(Address of Principal Executive Offices) (Zip Code)

(704) 357-0022

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.01 Par Value	PINC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 5, 2021, the Board of Directors (the “Board”) of Premier, Inc. (the “Company”) approved a recommendation of the Nominating and Governance Committee of the Board (the “Nominating and Governance Committee”) to undertake a fair, orderly and thoughtful process to reduce the size of the Board from 15 to 11 directors to better align with current governance best practices. In order to accomplish this transition, the Board established a Special Nominating Committee (the “Special Committee”) charged with evaluating and making recommendations regarding (i) the directors, not to exceed 11 individuals including the Company’s Chief Executive Officer, who will continue to serve on the Board, (ii) the allocation of such continuing directors to each of the three classes of directorship required under the Company’s governing documents, (iii) the composition of the standing Board committees and (iv) the effective date of such changes in Board and committee composition. The decision to form the Special Committee was approved by the Board based on the recommendation of the Nominating and Governance Committee, which received input from the then existing directors, as well as research and advice provided by legal counsel and independent consultants regarding board size, composition and governance policies appropriate to bring the Board in alignment with current best practices. At the time the Special Committee was established, the existing directors agreed to abide by the recommendations of the Special Committee. The Special Committee was comprised of Terry Shaw (as Board Chair), Richard J. Statuto (as Chair of the Nominating and Governance Committee) and Jody R. Davids (an independent director).

Based on the recommendation of the Special Committee, the Board took the following actions on August 31, 2021, effective immediately:

Director Resignations

The Board accepted the resignations tendered by of each of Barclay E. Berdan, Stephen R. D’Arcy, David H. Langstaff, William E. Mayer and Scott Reiner (the “Resigning Directors”) from the Board and their respective Board committees, effective immediately. The agreement by each of the Resigning Directors to resign was not the result of any disagreement with the Board or Company’s management.

In consideration of the Resigning Directors’ agreement to resign based on the recommendation of the Special Committee process, the Board determined to accelerate the vesting of each of their unvested equity awards for the current year (or provide a cash equivalent payment, as applicable). Accordingly, with respect to each Resigning Director, all of the restricted stock units granted on December 7, 2020 will vest as of August 31, 2021.

Decrease in Board Size

The Board approved a decrease in the size of the Board from 15 directors to 11 directors. As a result of the director resignations and the change in the size of the Board, the Board now has one vacancy. The Board directed the Nominating and Governance Committee to recruit an additional female or other diverse director, with appropriate competencies and experiences that support the Company’s strategic plan, to fill the vacancy.

Item 8.01. Other Events.

Determination of Director Independence

The Company’s August 2020 restructuring resulted in the termination of the Voting Trust pursuant to which all Class B Common Stock held by member owners was voted as a single block by the trustee, the elimination of member owners as limited partners under the Limited Partnership Agreement of Premier Healthcare Alliance, L.P. and the exchange of all Class B Common Stock held by member owners into publicly traded Class A Common Stock. In light of those events, and the fact that the Company has not qualified as a “controlled company” under NASDAQ Stock Market LLC (“NASDAQ”) rules since July 2019, as part of its annual director independence review, the Board reevaluated the historical treatment of member-directors as non-independent directors under the NASDAQ requirements.

On August 5, 2021, the Board, under advisement by legal counsel and the Nominating and Governance Committee, undertook an analysis regarding director independence and determined that each of Barclay E. Berdan, John T. Bigalke, Helen M. Boudreau, Stephen R. D’Arcy, Jody R. Davids, Peter S. Fine, David H. Langstaff, William E. Mayer, Marc D. Miller, Marvin R. O’Quinn, Scott Reiner, Terry Shaw, Richard J. Statuto and Ellen C. Wolf are independent directors.

Based on the director resignations, decrease in Board size and independence determinations discussed above, the Board is currently comprised of ten members, including nine directors who are independent under the NASDAQ rules and Michael J. Alkire, the Company’s President and Chief Executive Officer. In addition, four of the ten members (40%) of the Board self-identify as female or racially diverse.

Board Classes and Committee Composition

Under the Company’s certificate of incorporation and bylaws, the Board is required to be divided into three classes designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board, and in the event the size of the Board is decreased, such decrease shall be apportioned, as nearly as possible, equally among the three classes. Based on the Special Committee process, the Board determined that all continuing directors will remain in their current director class as set forth below.

Director	Class	Initial Term Expires at the Annual Meeting of Stockholders (Year)
John T. Bigalke	I	2023
Helen M. Boudreau	I	2023
Marc D. Miller	I	2023
Terry D. Shaw	II	2021
Richard J. Statuto	II	2021
Ellen C. Wolf	II	2021
Michael J. Alkire	III	2022
Jody R. Davids	III	2022
Peter S. Fine	III	2022
Marvin R. O’Quinn	III	2022

The Board also reappointed its standing committees as set forth below:

	Audit and Compliance Committee	Compensation Committee	Nominating and Governance Committee	Finance Committee	Member Agreement Review Committee
Michael J. Alkire					X
John T. Bigalke*	X			X
Helen M. Boudreau		X			Chair
Jody R. Davids	X		X
Peter S. Fine	X			Chair
Marc D. Miller		Chair		X
Marvin R. O’Quinn		X		X
Terry D. Shaw			X
Richard J. Statuto		X	Chair
Ellen C. Wolf*	Chair				X

*	Each of Mr. Bigalke and Ms. Wolf has been designated an “Audit Committee Financial Expert.”

Merger of Conflict Advisory Committee into the Audit and Compliance Committee

On August 5, 2021, the Board of Directors, based on the recommendation of the Audit and Compliance Committee (“ACC”) and to reduce the complexity of the Board committee structure and enhance efficiency of Board meetings, terminated the Conflict Advisory Committee (“CAC”) and integrated its duties into those of the ACC. The Board originally established the CAC as an advisory committee of the ACC, with the primary responsibilities being the evaluation of potential conflicts of interest between the Company and its officers and directors and making recommendations to the ACC regarding what actions, if any, should be taken with respect to such matters. Prior to its termination, all of the non-management members of the CAC were also members of the ACC.

Consulting Arrangements

On or about September 1, 2021, former directors Stephen D’Arcy, David Langstaff and William Mayer (each a “Consultant”) each entered into a Consulting Agreement with the Company. The Consulting Agreements provide for a one-year term that may be renewed for successive one-year periods by mutual written agreement of the parties. The Consultants will provide consulting and advisory services with respect to strategic issues concerning the Company’s business, as reasonably requested by Company’s Chief Executive Officer from time to time. As compensation under the Consulting Agreements, each Consultant will receive an award of restricted stock units (RSUs) under the Company’s 2013 Equity Incentive Plan, with a grant date value of $250,000. The RSU award will vest (i) at the end of the one-year term of the Consulting Agreement, subject to the Consultant providing the services required by the Consulting Agreement through the vesting date, or (ii) in the event the Company terminates the Consulting Agreement prior to one year without cause. In addition, Mr. Mayer will receive a cash payment of $75,000, payable in four equal quarterly installments. No other consideration will be paid to the Consultants. The Consulting Agreements were reviewed and approved by the ACC and the Board, and the RSU awards provided for in the Consulting Agreement were approved by the Compensation Committee and the Board. The foregoing is a summary description of the terms and conditions of the Consulting Agreements and the RSU Agreements and is qualified in its entirety by reference to such agreements. The Consulting Agreements with Messrs. D’Arcy, Langstaff and Mayer are filed as Exhibit 10.1, 10.2 and 10.3, respectively, to this Form 8-K, and the form of RSU Agreement for all three Consultants is filed as Exhibit 10.4.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Consulting Agreement, effective September 1, 2021, between Stephen R. D’Arcy and Premier, Inc.

10.2	Consulting Agreement, effective September 1, 2021, between David H. Langstaff and Premier, Inc.

10.3	Consulting Agreement, effective September 1, 2021, between William E. Mayer and Premier, Inc.

10.4	Form of Restricted Stock Unit Agreement for Consultants

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier, Inc.

By:	/s/ Michael J. Alkire
Name: Michael J. Alkire
Title: President and Chief Executive Officer

Date: September 7, 2021